UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 25, 2013

Date of Earliest Event Reported: January 23, 2013

MID-CON ENERGY PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35374	45-2842469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2501 North Harwood Street, Suite 2410 Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)

(972) 479-5980

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information disclosed in these Items 7.01 and 8.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities under that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 7.01	Regulation FD Disclosure.

On January 24, 2013, Mid-Con Energy Partners, LP issued a press release announcing that it will release fourth quarter and full year 2012 results after the market closes on Tuesday, March 5, 2013, and will hold a conference call and live webcast at 10:00 a.m. Eastern Standard Time (9:00 a.m. Central Standard Time), Wednesday, March 6, 2013. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 8.01	Other Events.

On January 23, 2013, the board of directors of our general partner, Mid-Con Energy GP, LLC, approved a cash distribution of $0.495 per common unit for the fourth quarter 2012. This represents a $0.01 per common unit increase compared with the preceding quarter, and results in an annualized distribution of $1.98 per common unit. The fourth quarter distribution is payable on February 14, 2013 to unitholders of record as of February 7, 2013.

Item 9.01	Financial Statements and Exhibits.

Exhibits

99.1 News release issued by Mid-Con Energy Partners, LP dated January 24, 2013.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-CON ENERGY PARTNERS, LP
By: Mid-Con Energy GP, LLC,
its general partner

Date: January 24, 2013	By:	/s/ Jeffrey R. Olmstead

Jeffrey R. Olmstead
President and Chief Financial Officer